EXHIBIT  99.3


SoftNet Systems, Inc.
List of Employees and Consultants receiving options outside of incentive plans

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                      Number
EMPLOYEES            of Options            Vest
----------            Issued    Grant  Start Date  Exercise Expiration    Vesting
Optionee              (NSOs)    Date   (Hire date)   Price    Date        Schedule
--------              ------    ----   -----------   -----    ----        --------

Heyer, Mark            2,500  07/16/99  09/01/98   $ 7.3750  07/16/09   25% the first year, followed by 36 months of monthly vesting
Alarcon-Carillo,
  Victoria             1,000  04/14/99  03/22/99  $ 29.8750  04/14/09   25% the first year, followed by 36 months of monthly vesting
Andre, Eric            2,000  04/14/99  03/08/99  $ 21.5000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Castillo, Rebecca      1,000  04/14/99  03/01/99  $ 21.5625  04/14/09   25% the first year, followed by 36 months of monthly vesting
Centeno, Sonja         1,000  04/14/99  03/15/99  $ 21.0000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Clark, Bill            5,000  04/14/99  03/15/99  $ 21.0000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Garcia, Ivan           2,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
Henkelman, Michael     2,000  04/14/99  03/23/99  $ 28.3750  04/14/09   25% the first year, followed by 36 months of monthly vesting
Kendall, Jim           5,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
Kirkley, Michael       1,000  04/14/99  03/29/99  $ 39.0000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Lazarowich, Kam        3,000  04/14/99  04/06/99  $ 39.8750  04/14/09   25% the first year, followed by 36 months of monthly vesting
Le Mond, Michael       3,000  04/14/99  03/29/99  $ 39.0000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Lund, Timothy          1,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
McDonald, Larry        5,000  04/14/99  04/06/99  $ 39.8750  04/14/09   25% the first year, followed by 36 months of monthly vesting
Moreno, Monique        1,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
Nguyen, Chu            5,000  04/14/99  04/07/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
Olivares, Jose         2,000  04/14/99  03/10/99  $ 20.5000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Sayer, Alexander       1,000  04/14/99  03/01/99  $ 21.5625  04/14/09   25% the first year, followed by 36 months of monthly vesting
Smith, Guy             5,000  04/14/99  03/22/99  $ 29.8750  04/14/09   25% the first year, followed by 36 months of monthly vesting
Wolters, Juan          3,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting
Woods, Douglas         1,000  04/14/99  03/15/99  $ 21.0000  04/14/09   25% the first year, followed by 36 months of monthly vesting
Zhang, Jacob           2,000  04/14/99  04/05/99  $ 40.8125  04/14/09   25% the first year, followed by 36 months of monthly vesting

                    ---------
                      54,500


                      Number
CONSULTANTS         of Options
--------------       Issued                Vest     Exercise Expiration  Vesting
Optionee             (NSOs)  Grant Date Start Date    Price    Date      Schedule
--------             ------  ---------- ----------    -----    ----      --------


Lalchandani, Atam     50,000  05/14/98  05/14/98  $ 10.1875  05/14/08   36 months of equal monthly vesting measured from the
                                                                        Grant Date.  Recently accelerated to 100% vested.
Rheingold, Howard     25,000  10/08/98  07/01/98   $ 7.3750  07/01/08   One-third the first year, followed by 24 months of equal
                                                                        monthly vesting measured from the Vest Start Date.
Kleeman, Michael      15,000  10/08/98  09/30/98   $ 7.3750  09/30/08   One-third the first year, followed by 24 months of equal
                                                                        monthly vesting measured from the Vest Start Date.

                    ---------
                      90,000
                    =========
Total Shares         144,500
                    =========

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